Exhibit 10.45
                          SECURITY AND PLEDGE AGREEMENT

         This SECURITY AND PLEDGE AGREEMENT (the "Security Agreement") is made effective as of March 31, 2002, by and among Balanced Care Realty (OFC), Inc., a Delaware corporation (the "Borrower"), Balanced Care at Medina, Inc., a Delaware corporation ("BCM"), Balanced Care at Centerville, Inc., a Delaware corporation ("BCC"), Balanced Care at Shippensburg, Inc., a Delaware corporation ("BCS"), Senior Care Operators of Shippensburg, LLC, a Delaware limited liability company ("SCS") and Ocwen Financial Corporation, a Florida corporation ("Ocwen"). Borrower, BCM, BCC, BCS, and SCS are hereinafter referred to collectively as the "Obligated Group."

                                   WITNESSETH:

         WHEREAS, Ocwen, Borrower, Balanced Care Corporation, a Delaware corporation ("Balanced Care"), BCM, BCC, BCS, and SCS have or will enter into the Term Loan Agreement, as of the date hereof ("Term Loan Agreement"), pursuant to which Ocwen has agreed to loan Borrower, and Borrower has accepted from Ocwen, the principal sum of Nine Million One Hundred Fifty-Three Thousand Three Hundred Fifty-Six Dollars ($9,153,356.00) plus interest thereon ("Loan"). The Borrower's obligations under the Term Loan Agreement are evidenced by a promissory note of even date herewith ("Term Note").

         WHEREAS, Ocwen is willing to enter into the Term Loan Agreement upon the condition that the Obligated Group grants to and creates in favor of Ocwen security interests in certain property of the Obligated Group as security for
(i) the payment of all amounts owing to Ocwen pursuant to the Term Loan Agreement, the Term Note, this Security Agreement, the other Security Documents (as defined in the Term Loan Agreement), and all other Loan Documents (as defined in the Term Loan Agreement); and (ii) the Obligated Group's performance of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in the Term Loan Agreement, this Security Agreement, the other Security Documents, and the other Loan Documents (all of the foregoing are collectively referred to hereinafter as the "Secured Obligations"). Terms used herein which are defined in the Term Loan Agreement shall have the meanings set forth in the Term Loan Agreement, unless the context hereof otherwise clearly requires.

         NOW, THEREFORE, Ocwen and the Obligated Group, intending to be legally bound, in exchange for the mutual promises, covenants, and agreements set forth herein, the Loan, and the promise to repay such Loan, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby agree that the foregoing recitals are incorporated herein by reference and as follows:

                                   AGREEMENT:

         SECTION 1. Creation of Security Interests. As security for the Secured Obligations, each member of the Obligated Group hereby (a) grants and creates in favor of Ocwen, and (b) agrees that there now are or will be duly executed and filed and recorded in all appropriate state and local offices all documents necessary to grant and create in favor of Ocwen, the following:

                  (a) Security Interests. A first priority security interest under the Uniform Commercial Code, as adopted by the State of Ohio and the Commonwealth of Pennsylvania, as amended from time to time, in all personal property of the members of the Obligated Group, wherever located, and now owned or hereafter acquired, including:

                      (i) Accounts, including but not limited to all accounts receivable and health care insurance receivables;

                      (ii)    Chattel paper (electronic and tangible);

                      (iii) Goods, including goods that are or are to become fixtures, timber to be cut, manufactured homes, inventory, consumer goods, farm products, equipment, software embedded in goods, and goods covered by documents; and, any other tangible property of the members of the Obligated Group;
                              (iv) Oil, gas, and other minerals after
                              extraction;

                      (v)     Instruments, including promissory notes;

                      (vi)    Documents;

                      (vii)   Letter of credit rights;

                      (viii) Investment property, except for the stock of Senior Care Operators of Shippensburg, LLC, which is currently owned by BCS;

                      (ix) Deposit accounts of any nature or type, created for any purpose whatsoever, including but not limited to deposit accounts for escrow funds pursuant to the Term Loan Agreement;

                     (x) The commercial tort claims described on Schedule 6 attached hereto;

                     (xi)     General intangibles, including but not limited to
                              (1) all payment intangibles and all other forms of obligations owing to any member of the Obligated Group, and (2) all licenses, permits, certifications, provider agreements and certifications under the Medicare and Medicaid Programs or other governmental programs, rights under Ohio's or Pennsylvania's certificate of need law or federal law presently held by any member of the Obligated Group or required by any member of the Obligated Group to operate its facilities as nursing homes, assisted living facilities or other types of long-term care facilities, and all other licenses, permits and certifications under Ohio, Pennsylvania, and/or federal law associated with or required in connection with the operation of a nursing home, assisted living facility, or other type of long-term care facility;

                     (xii) All intellectual property of the members of the Obligated Group, including but not limited to patents, patent applications, copyrights, servicemarks, trademarks, logos, or tradenames, pending applications for any of the foregoing, and all licenses thereof; and, any other intangible property of the members of the Obligated Group;


                     (xiii) Security interests, including but not limited to guarantees, held by or in favor of the members of the Obligated Group;

                     (xiv)    Supporting obligations;

                     (xv)     Accessions;

                     (xvi)    After-acquired property;

                     (xvii) Contracts and contract rights, including but not limited to the

                              Obligated Group's interest as lessor or sublessor under real property leases, resident agreements (occupancy agreements) or other income-producing or income-generating contracts to which any member of the Obligated Group is a party, Medicare and Medicaid provider agreements and other agreements with governmental agencies, and service agreements or other vendor contracts to which any member of the Obligated Group is a party which are necessary, required, or desirable for any member of the Obligated Group to operate its business;

                     (xviii) All cash and non-cash proceeds resulting or arising from the rendering of services (of any nature or type) by any member of the Obligated Group;

                        (xix) Proceeds or rights to payment arising or resulting
                              from insurance coverage (of any nature or type) or settlements relating to same; and

                         (xx) To the extent not listed above as original
                              collateral, proceeds and products of the foregoing.

                  (b) Pledges. A pledge hereunder of all of the securities, promissory notes, deposit accounts (general or special), evidences of indebtedness, and certificates of deposit described on Schedule 1 attached hereto and incorporated herein by this reference, except for the stock of Senior Care Operators of Shippensburg, LLC, which is currently owned by BCS (collectively the "Pledged Security"), or hereafter acquired by any member of the Obligated Group, together with assignments endorsed in blank, control agreements or contracts, or other documents required to transfer any member of the Obligated Group's interest in such Pledged Security to Ocwen and/or required in order for Ocwen to perfect Ocwen's security interest in same, which Pledged Security, assignments, control agreements, etc. in favor of Ocwen have been made and delivered simultaneously (except for those relating to after-acquired property) with the execution of this Security Agreement.

                  (c) Intellectual Property. An assignment of all patents, patent applications, copyrights, service marks, trademarks, logos and trade names, and all licenses thereof, of the members of the Obligated Group (collectively, "Intellectual Property").

                  (d) Assignment of Leases. An assignment of all real and personal property leases related to the operation of the members of the Obligated Group's business, except for vehicles leased from third parties by any member of the Obligated Group for use at the Project Properties (as defined in the Term Loan Agreement) and except for equipment leased from third parties by any member of the Obligated Group for use at the Project Properties.

                  (e) Subsequent Grants. A security interest under the Uniform Commercial Code, a mortgage or deed of trust, an assignment of leases, a pledge or an assignment, whichever is appropriate, in, on or of any property determined to be available to or requested by Ocwen pursuant to the provisions of this Security Agreement, the Loan Documents, or any other documents, notes, or agreements evidencing, securing, or otherwise with respect to indebtedness of the members of the Obligated Group to Ocwen, whether now existing or hereafter arising.

                  (f) Financing Statement. The members of the Obligated Group authorize Ocwen to file financing statements, continuations, or amendments describing the Collateral (as hereinafter defined), any agricultural liens, or other statutory liens held by Ocwen.

                  (g) Assignment of Contract Rights. Upon written notice, at any time, from Ocwen to any member of the Obligated Group, an assignment of all contracts to which such member of the Obligated Group is a party and which are required, necessary or desirable in order for such member to operate its facilities as assisted living facilities, or other types of long-term care facilities, including but not limited to resident or occupancy agreements or contracts (quasi real property leases), other income-producing or income-generating contracts for such member or its business(es), Medicare and Medicaid provider agreements and other agreements with governmental agencies, service agreements of every nature or type, and various other vendor contracts.

         The terms used in Section 1(a) shall have the same meanings as in the Uniform Commercial Code as adopted in the State of Ohio as amended from time to time. The property described in this Section 1 is collectively referred to herein as the "Collateral."

         SECTION 2. Conditions of Issuance. In addition to the conditions on Ocwen's obligation to make the Loan set forth in the Term Loan Agreement, the following conditions must be satisfied before Ocwen shall be required to provide the Loan to the Borrower:

                  (a) Possession. The members of the Obligated Group shall have possession of the Collateral, except for that Collateral which Ocwen chooses to perfect by possession, including, but not limited to, the Collateral listed in Schedule 3 to this Security Agreement.

                  (b) Control. Ocwen shall have control of the Collateral listed in Schedule 4 as of the Closing Date. The members of the Obligated Group will cooperate with Ocwen such that Ocwen shall gain control of such Collateral on or prior to the Closing Date.

                  (c) Collateral Locations. The members of the Obligated Group will provide, no less than five (5) days prior to or at Closing, a schedule containing the counties and states where the Collateral is located (the "Collateral States"), such schedule being attached to this Security Agreement as Schedule 2.

                  (d) Notice of Security Interests in Inventory or Livestock. The members of the Obligated Group will provide a list, attached as
         Schedule 5 hereto, of any security interests in its inventory or livestock held by other secured parties. The members of the Obligated Group will cooperate with Ocwen to send out appropriate notices to such other secured parties prior to the members of the Obligated Group gaining possession of the inventory or livestock.

                  (e) Interest in Real Property. The members of the Obligated Group will provide a true and correct description of the real property where the fixtures, crops, or other real property interests are located, which description is attached hereto as Exhibit A.

         SECTION 3. Provisions Applicable to the Collateral. The parties agree that the following provisions shall be applicable to the Collateral during the term of this Security Agreement:

                  (a)      Books and Records.

                           (i) The members of the Obligated Group will keep
                    accurate and complete books and records concerning the Collateral. The members of the Obligated Group will maintain accounting practices that will enable Ocwen to identify and trace the proceeds of any Collateral.

                           (ii) The members of the Obligated Group shall not
                    invoice an account debtor or maintain its records in any name other than its own proper corporate name.

                  (b) Inspection. Ocwen and its authorized agents shall have the right to review the books and records of the members of the Obligated Group concerning the Collateral and to copy the same and make excerpts therefrom, and to inspect the Collateral, at all times during regular business hours.

                  (c) Members of the Obligated Group's Right to Collect Accounts. Notwithstanding the security interest in the Accounts granted hereunder, the members of the Obligated Group shall have the right to collect the Accounts at its own cost and expense until such time as Ocwen shall have notified the members of the Obligated Group pursuant to paragraph (e) below that it has revoked such right.

                  (d) Cash Collateral Accounts. If an Event of Default shall have occurred and be continuing beyond any applicable cure period, Ocwen shall have the right after notice to the members of the Obligated Group to cause to be opened and maintained with Ocwen one or more non-interest bearing bank accounts in the name of the respective member of the Obligated Group as cash collateral accounts (herein called "Collateral Accounts"). Upon receipt of notice by the respective member of the Obligated Group from Ocwen that one or more Collateral Accounts have been opened for the respective member of the Obligated Group pursuant to this paragraph, the respective member of the Obligated Group shall cause all cash Proceeds collected by it to be delivered to Ocwen forthwith upon receipt, in the original form in which received, bearing such endorsements or assignments by the respective member of the Obligated Group as may be necessary to permit collection thereof by Ocwen, and for such purpose the respective member of the Obligated Group hereby irrevocably authorizes and empowers the officers and employees of Ocwen to endorse and sign the name of the respective member of the Obligated Group on all checks, drafts, money orders or other media of payment so delivered to it and such endorsements or assignments shall, for all purposes, be deemed to have been made by the respective member of the Obligated Group prior to any endorsement or assignment thereof by Ocwen. Ocwen may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment. Ocwen shall terminate the requirement that cash proceeds be delivered to Ocwen pursuant to this Section 3 at such time as Ocwen shall determine, in its sole and absolute discretion.

                  (e) Collection of Accounts by Ocwen. If an Event of Default shall have occurred and be continuing beyond any applicable cure period, Ocwen shall have the right at any time (i) to revoke the right of the members of the Obligated Group to collect their Accounts pursuant to paragraph (c) above by written notice to the members of the Obligated Group to such effect, (ii) to take over and direct collection of the Accounts of the members of the Obligated Group, (iii) to give notice of Ocwen's security interest in the Accounts to any or all of the account debtors or makers obligated to the members of the Obligated Group thereon, (iv) to direct such account debtors to make payment of the Accounts directly to Ocwen (and at the request of Ocwen, the members of the Obligated Group shall indicate on all billings to account debtors that payments thereon are to be made to Ocwen), and (v) to take control of the Accounts of the members of the Obligated Group and the proceeds thereof and to take possession of copies of all of the members of the Obligated Group's books and records relating thereto, with full power and authority in the name of Ocwen or of the members of the Obligated Group to enforce, collect, sue for, receive, compromise, settle and receipt for any and all of the Accounts. If any Account becomes evidenced by a promissory note or other instrument for the payment of money, and there is, prior to payment thereof, an Event of Default or Default, the members of the Obligated Group will at Ocwen's request deliver any such instrument to Ocwen duly endorsed to the order of Ocwen as additional Collateral under this Security Agreement. It is understood and agreed by the members of the Obligated Group that Ocwen shall have no liability whatsoever to the members of the Obligated Group under this paragraph (e) except for its own gross negligence or willful misconduct. Provided, however, that in the event that Ocwen's actions under this paragraph (e) shall adversely affect or compromise the licensure of any of the Project Properties (as defined in the Tem Loan Agreement), such actions shall be deemed to constitute "gross negligence" on the part of Ocwen.

                  (f) Funds in Collateral Accounts; Control. All cash proceeds received by Ocwen from the members of the Obligated Group pursuant to paragraph (d) above or by Ocwen directly from account debtors pursuant to paragraph (e) above shall be deposited in Ocwen's Collateral Account as further security for the Secured Obligations. Ocwen shall have sole dominion and control over all funds deposited in each Collateral Account and such funds may be withdrawn therefrom only by or at the direction of Ocwen.

                  (g) Account Verification. Ocwen may at any time, following an Event of Default that continues beyond any applicable cure period, with prior notice to the members of the Obligated Group, verify with any account debtor of the members of the Obligated Group the status of any accounts payable by such account debtor. Prior to the occurrence of an Event of Default hereunder, no request for verification shall be made in the name of Ocwen or shall disclose the purpose of such request. The members of the Obligated Group from time to time will execute and deliver such instruments and take all such action as Ocwen may reasonably request in order to effectuate the purpose of this paragraph
         (g).

                  (h) Notice of Adverse Change. The members of the Obligated Group will promptly notify Ocwen of any material adverse effect on the members of the Obligated Group resulting from the ultimate collectibility of any one Account in excess of $100,000.00.

                      Ocwen, Ocwen Federal Bank FSB, Borrower, Balanced Care, BCM, BCC, BCS, and SCS have entered into the Lockbox and Blocked Account Agreement, of even date herewith ("Lockbox Agreement"). The provisions of this Section3(c) through 3(h) shall apply in addition to, and not in lieu of any of the terms and/or provisions of the Lockbox Agreement. Nothing in this Security Agreement shall limit any of Ocwen's rights or remedies set forth in the Lockbox Agreement, and nothing in the Lockbox Agreement shall limit any of Ocwen's rights or remedies under this Security Agreement.

                  (i) Certificates of Title. The members of the Obligated Group will not consent to or aid in the issuance of a certificate of title for any of the Collateral unless such certificate shows that the Collateral covered is subject to Ocwen's interest or contains a statement that the collateral may be subject to security interests not shown on the certificate.

                  (j) No Disposition of Collateral. Except as otherwise permitted by the terms of the other Loan Documents (as defined in the Term Loan Agreement), Ocwen does not authorize, and the members of the Obligated Group agree not to make any sales or leases of any of the Collateral, license any of the Collateral, or grant any other security interest in any of the Collateral, including any interest under Uniform Commercial Code Articles 4-210 or 5-118.

                  (k) Conditions for the Disposition of Collateral. Except as otherwise provided by the terms of the Loan Documents, in the event of any disposition of the Collateral through sale, lease, license, security interest, or otherwise, the members of the Obligated Group will notify in writing and receive a written acknowledgement of Ocwen's interest in the Collateral from the recipient of the Collateral unless Ocwen specifically disclaims its interest. The members of the Obligated Group will in no case make a non-exclusive license unless specifically authorized to do so by Ocwen. Where feasible, the members of the Obligated Group will mark the Collateral to indicate Ocwen's interest. This Section should not be construed to authorize any disposition of the Collateral; all dispositions of the Collateral must be authorized by Ocwen in writing in advance, except for dispositions permitted in accordance with the terms of the other Loan Documents.

                  (l) Marking of Chattel Paper. The members of the Obligated Group will not create any chattel paper without placing a legend on the chattel paper acceptable to Ocwen indicating that Ocwen has a security interest in the chattel paper.

                  (m) Notice of Future Commercial Tort Claims. The members of the Obligated Group will notify Ocwen of any future commercial tort claims the members of the Obligated Group may have and agree to amend this Security Agreement to include any such commercial tort claims. The members of the Obligated Group grant Ocwen permission to add such commercial tort claims to any financing statements filed pursuant to this Security Agreement.

         SECTION 4. Preservation and Protection of Security Interests. The members of the Obligated Group will faithfully preserve and protect Ocwen's security interest in its respective Collateral and will, at their own cost and expense, cause such security interest to be perfected and continued perfected so long as the Secured Obligations or any portion thereof are outstanding and unpaid, and for such purpose the members of the Obligated Group will from time to time at the request of Ocwen file or record, or cause to be filed or recorded, such instruments, documents and notices, including without limitation, financing statements and continuation statements, as Ocwen may deem necessary or advisable from time to time in order to perfect and continue perfected said security interests. The members of the Obligated Group will do all such other acts and things and will execute and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments, agreements, notices, or otherwise as Ocwen may deem necessary or advisable from time to time in order to perfect and preserve the priority of said security interest as a perfected first lien security interest in the Collateral prior to the rights of any other secured party or lien creditor except as otherwise permitted herein. Ocwen, and its officers, employees and authorized agents, or any of them, are hereby irrevocably appointed the attorneys-in-fact of the members of the Obligated Group to do all acts and things which Ocwen may deem necessary or advisable to preserve, perfect and continue perfected Ocwen's security interest in the Collateral, including without limitation the signing of financing, continuation or other similar statements and notices on behalf of the members of the Obligated Group.

         SECTION 5. Application of Moneys. Except as otherwise provided herein, if an Event of Default shall have occurred and be continuing beyond any applicable cure period, all moneys which Ocwen shall receive upon realization of the security or otherwise may be applied by or at the direction of Ocwen in the following manner:

                  (a) First, to the payment or reimbursement of all reasonable advances, expenses and disbursements of Ocwen (including, without limitation, the reasonable fees and disbursements of its counsel and agents) incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Security Agreement or in the collection of the obligations of the members of the Obligated Group under the Loan Documents, specifically including but not limited to the Term Loan Agreement and under any and all other notes, documents, or agreements evidencing or securing additional indebtedness of the members of the Obligated Group to Ocwen, whether now existing or hereafter arising; and


                  (b) Second, to be applied in any reasonable manner desired by Ocwen to the satisfaction of the Secured Obligations.

         SECTION 6. Certain Representations, Warranties, and Covenants. The members of the Obligated Group agree, from and after the date of this Security Agreement and until payment in full of the Secured Obligations, as follows:

                  (a) Title and Liens. Each respective member has and will have good and marketable title to the Collateral from time to time owned or acquired by it, free and clear of all liens, encumbrances, pledges and security interests, except as permitted by the Term Loan Agreement; and, the security interests of Ocwen in the Collateral are perfected lien security interests, prior to the rights of any other secured party or lien creditor. Each member of the Obligated Group will defend its title to the Collateral against the claims and demands of all persons whomsoever.

                  (b) Negative Pledge. Except as otherwise provided in the other Loan Documents, no member of the Obligated Group will, without the prior written consent of Ocwen, (i) grant or create or permit to exist any lien, encumbrance, pledge or security interest on, or in, any of the Collateral, except for liens permitted by the Term Loan Agreement,
         (ii) permit any levy or attachment to be made against any of the Collateral, except under circumstances where the members of the Obligated Group have taken prompt action to stay or set aside such levy or attachment and such action is pending or has been finally resolved in favor of the members of the Obligated Group, and the members of the Obligated Group have remained in control and possession of such Collateral, or (iii) file any financing statement or mortgage or deed of trust with respect to any of the Collateral, except financing statements and mortgages and deeds of trust in favor of Ocwen.

                  (c) Risk of Loss; Insurance. Risk of loss of, damage to, or destruction of, the Collateral is on the members of the Obligated Group to the extent that the members now or hereafter own or acquire such Collateral. Ocwen has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral. If the members fail to effect and keep in full force and effect insurance covering the Collateral as may be required by the Term Loan Agreement or the Security Documents, or fail to pay the premiums thereon when due, Ocwen may do so for the account of the members of the Obligated Group and add the cost thereof to the Secured Obligations. The members of the Obligated Group hereby assign and sets over unto Ocwen all moneys which may become payable on account of such insurance, including without limitation any return or unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay Ocwen any amount so due. Ocwen, its officers, employees and authorized agents are hereby irrevocably appointed the attorneys-in-fact of the members of the Obligated Group to endorse any draft or check which may be payable to the members of the Obligated Group in order to collect the proceeds of such insurance or any return or unearned premiums. Any balance of insurance proceeds remaining in the possession of Ocwen after payment in full of the Secured Obligations shall be paid to the respective member of the Obligated Group or its order.

                  (d) Maintenance of Machinery and Equipment. The members of the Obligated Group agree that they will maintain the machinery and equipment which comprises part of the Collateral in good and marketable condition, reasonable wear and tear alone excepted, and will pay and discharge all taxes, levies and other impositions levied thereon (except such thereof as are being contested in good faith by appropriate proceedings diligently conducted) as well as the cost of repairs to or maintenance of the same. If the members of the Obligated Group fail to do so, Ocwen may pay such taxes, levies or impositions and the cost of such repairs or maintenance for the account of the members of the Obligated Group and add the amount thereof to the Secured Obligations.

                  (e) Care of Collateral by Ocwen. Ocwen shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in Ocwen's possession if Ocwen takes such action for that purpose as the respective member of the Obligated Group owning such

         Collateral shall request in writing, provided that such requested action shall not, in the judgment of Ocwen, impair Ocwen's security interest in such Collateral or its rights in, or the value of, such Collateral, and provided further that such written request is received by Ocwen in sufficient time to permit Ocwen to take the requested action.

                  (f) Chief Executive Office. Each of the members of the Obligated Group represent and warrant that its respective chief executive office is located at the address set forth below. The members of the Obligated Group shall not change their chief executive offices without providing prior written notice of same to Ocwen.

                  (g) State of Incorporation and Legal Name. The members of the Obligated Group represent and warrant that they are incorporated or organized in the State of Delaware. The members of the Obligated Group further represent and warrant that their exact legal name is as is set forth in the certified copy of the respective member's Certificate of Formation or Organization and the first paragraph of this Security Agreement. The members of the Obligated Group shall neither change their state of incorporation from that listed above or change their name from that set forth in the first paragraph hereof without providing prior written notice of same to Ocwen and receiving Ocwen's prior written consent, which consent shall not be unreasonably withheld.

                  (h) Interest in Real Property. The members of the Obligated Group represent and warrant that they have an interest of record in or possession of the real property described in Exhibit A and that this real property is the property where the fixtures, crops, or other real property interests that comprise part of the Collateral are located.

                  (i) Preservation of Corporate Form and Existence. Except as otherwise provided in the Term Loan Agreement with respect to Balanced Care only, the members of the Obligated Group will preserve their corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of their assets without the prior written consent of Ocwen, except that stock of Senior Care Operators of Shippensburg, LLC, which is currently owned by BCS, may be redeemed by BCS effecting a merger of Senior Care Operators of Shippensburg, LLC into BCS, with BCS being the surviving entity.

                  (j) Location of Collateral. The members of the Obligated Group represent and warrant that, with respect to the items of Collateral described in Section 1(a) of this Security Agreement, the location is accurately and completely set forth in Schedule 2 hereto. Except as otherwise permitted pursuant to the terms of the Term Loan Agreement, the members of the Obligated Group shall not remove any such Collateral from such location without the prior written consent of Ocwen, which consent shall not be unreasonably withheld.

         SECTION 7.      Default.

                  (a) Events of Default. An "Event of Default" exists if any one or more of the following events shall occur and be continuing or shall exist:

                      (i) Any representation or warranty herein made by the
                  members of the Obligated Group shall prove to have been false or misleading in any material respect as of the time made or furnished; or

                           (ii) The members of the Obligated Group shall default
                  in the due observation or performance of any of the covenants or agreements of the members of the Obligated Group contained in this Security Agreement, and such default shall not be remedied within a period of 30 days after written notice thereof to the members of the Obligated Group from Ocwen; provided, however, that in the event that any such default (other than a monetary default) cannot be cured in such initial 30 day period despite the exercise of all due diligence by the members of the Obligated Group, the members of the Obligated Group shall be entitled to an additional 30 days to cure such default (not including monetary defaults) provided that the members of the Obligated Group have commenced and continue to diligently prosecute such cure at all times; or

                      (iii) an Event of Default (as that term is defined in the
                  Term Loan Agreement) shall occur and be continuing beyond any applicable cure period or shall exist; or

                           (iv) The members of the Obligated Group shall be in
                  default beyond any applicable cure period in the due observation or performance of any of the covenants, agreements or obligations of such member contained in the Term Note, other Security Documents (as defined in the Term Loan Agreement), or other Loan Documents.

                  (b) Rights upon Default. In any such Event of Default, Ocwen shall have such rights and remedies in respect of the Collateral or any part thereof as are provided by the Uniform Commercial Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Security Agreement, including without limitation the right to enter any premises where any Collateral is located and take possession of the same without demand or notice and without prior judicial hearing or legal proceedings, which the members of the Obligated Group hereby expressly waive, and to sell all or any portion of the Collateral at public or private sale without prior notice to the members of the Obligated Group except as otherwise required by law (and if notice is required by law, after ten days' prior written notice) at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as Ocwen in its sole discretion may determine. Upon any such sale of any of the Collateral, Ocwen may purchase, by crediting some or all of the members of the Obligated Group's Secured Obligations or otherwise, all or any of the Collateral being sold free from any equity or right of redemption. Ocwen shall apply the proceeds of any such sale to the obligations of the members of the Obligated Group as provided in Section5 hereof. If such proceeds are insufficient to pay the amount of funds the members of the Obligated Group owe to Ocwen for the Secured Obligations, the members of the Obligated Group shall be liable for any deficiency in the amount so realized from the Collateral.

                  (c) Assembly of Collateral. In any such Event of Default, each of the members of the Obligated Group shall promptly upon demand by Ocwen assemble its Collateral and make it available to Ocwen at a place to be designated by Ocwen which shall be reasonably convenient to Ocwen. The right of Ocwen under this Section to have the Collateral assembled and made available to it is of the essence of this Security Agreement and Ocwen may, at its election, enforce such right by an action in equity for specific performance.

                  (d) Reserved.

                  (e) Warranties. Ocwen may sell the Collateral without giving any warranties as to the Collateral. Ocwen may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of the sale of any Collateral.

                  (f) Compliance with Other Laws. Ocwen may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

                  (g) Condition of Collateral. Ocwen has no obligation to clean up or otherwise prepare the Collateral for sale.

                  (h) No Waiver of Remedies. No delay or omission by Ocwen to exercise any right or remedy accruing upon any Event of Default shall impair any right or remedy, waive any Event of Default or operate as an acquiescence to the Event of Default, or affect any subsequent Event of Default of the same or different nature.

                  (i) No Marshalling. Each of the members of the Obligated Group, to the extent that it has any right, title or interest in any of the Collateral, waives and releases any right to require Ocwen to collect any of the Secured Obligations from any other of the Collateral under any theory of marshalling of assets, or otherwise, and specifically authorizes Ocwen to apply any of the Collateral against any of the Secured Obligations in any manner that Ocwen may determine.

         SECTION 8. Amendments, Waivers. The provisions of this Security Agreement may from time to time be waived, modified or amended only as provided in Section 8.4 of the Term Loan Agreement.

         SECTION 9. Defeasance. Upon payment in full of the Term Note, and any other sums or monies owed to Ocwen under and pursuant to the Term Loan Agreement (other than payments due Ocwen pursuant to Section 1.6 of the Term Loan Agreement), this Security Agreement shall terminate and be of no further force and effect; and in such event, Ocwen will, at the expense of the members of the Obligated Group, redeliver and reassign the Collateral to the members of the Obligated Group and take all action necessary to terminate the security interests of Ocwen in the Collateral. Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 10. Miscellaneous.

                  (a) Conformity with Term Loan Agreement. The provisions set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.8, 8.9, 8.10, 8.11, 8.12,
         8.13, 8.15, 8.16, 8.19, 8.20, and 8.23 of the Term Loan Agreement shall be applicable to this Security Agreement as though set forth herein in full.

                  (b) Conformity with UCC Definitions. Any term used in the Uniform Commercial Code and not defined in this Security Agreement or in the Term Loan Agreement, but used herein, shall have the same meaning as in the Uniform Commercial Code, as adopted by the State of Ohio, as amended from time to time, unless the context otherwise requires.

                  (c) Assignment. This Security Agreement shall bind and shall inure to the benefit of the successors and assigns of Ocwen. Ocwen does not consent to any assignment of this Security Agreement by the members of the Obligated Group. Subject to Section 8.16 of the Term Loan Agreement, Ocwen may assign its rights and interests under this Security Agreement freely. If an assignment is made, the members of the Obligated Group shall render performance under this Security Agreement to and with the assignee. The members of the Obligated Group waive and will not assert against any assignee any claims, defenses, or set-offs that the members of the Obligated Group could assert against Ocwen except defenses which cannot be waived.

                  (d) OCWEN AND THE MEMBERS OF THE OBLIGATED GROUP HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN OCWEN AND THE MEMBERS OF THE OBLIGATED GROUP ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO OCWEN TO ENTER INTO THE TERM LOAN AGREEMENT. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY OCWEN'S ABILITY TO

PURSUE ANY REMEDY, EITHER IN LAW OR IN EQUITY, AVAILABLE TO IT.

         IN WITNESS WHEREOF, the members of the Obligated Group and Ocwen hereto, by their officers thereunto duly authorized, have executed and delivered this Security Agreement as of the day and year first above written.

OCWEN:                                    BORROWER:
OCWEN FINANCIAL CORPORATION               BALANCED CARE REALTY (OFC), INC.


By:/s/William B. Shepro                   By:/s/Robin L. Barber
Print Name: William B. Shepro             Print Name: Robin L. Barber
Its: Sr. Vice President                   Its: Vice President and
                                               Secretary

                                          Address of Chief Executive Office:
                                          1215 Manor Drive
                                          Mechanicsburg, PA  17055

BCM:                                      BCC:
BALANCED CARE AT MEDINA, INC.             BALANCED CARE AT CENTERVILLE, INC.


By:/s/Robin L. Barber                     By:/s/Robin L. Barber
Print Name: Robin L. Barber               Print Name: Robin L. Barber
Its: Vice President and                   Its: Vice President and
     Secretary                                 Secretary

Address of Chief Executive Office:        Address of Chief Executive Office:
1215 Manor Drive                          1215 Manor Drive
Mechanicsburg, PA  17055                  Mechanicsburg, PA  17055

BCS:                                      SCS:
BALANCED CARE AT                          SENIOR CARE OPERATORS OF
SHIPPENSBURG, INC.                        SHIPPENSBURG, LLC

                                          By: BALANCED CARE AT
                                              SHIPPENSBURG, INC., its Manager
By:/s/Robin L. Barber
Print Name: Robin L. Barber

Its: Vice President and                   By:/s/Robin L. Barber
     Secretary                            Print Name: Robin L. Barber
                                          Its: Vice President and
                                                  Secretary

Address of Chief Executive Office:
1215 Manor Drive
Mechanicsburg, PA  17055                  Address of Chief Executive Office:
                                          1215 Manor Drive
                                          Mechanicsburg, PA  17055